UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): October 24, 2012

SAPIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-28074	04-3130648
(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 621-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On October 24, 2012, the Board of Directors of Sapient Corporation (the “Company”) approved an amendment and restatement to the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”).

Section 1.9 of Article I of the Bylaws was amended to implement a majority voting standard in uncontested director elections, while retaining a plurality voting standard in contested director elections. Under the new majority voting standard, a nominee director of the Company shall be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” that nominee’s election. Any incumbent director who fails to receive the required majority vote in an uncontested election will be required to submit an offer of resignation for consideration by the Board of Directors. The Governance and Nominating Committee (the “Committee”) will then recommend to the Board of Directors whether to accept or reject such offer of resignation. The Board of Directors will then act on the Committee’s recommendation and will notify the director concerned of its decision.

Section 4.2 of Article IV of the Bylaws was also amended to provide that the stock of the Company may be certificated or uncertificated.

The Bylaws are effective as of October 24, 2012. The preceding summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Sapient Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012	SAPIENT CORPORATION (Registrant)

/s/ Joseph A. LaSala, Jr.
Joseph A. LaSala, Jr. Senior Vice President, General Counsel and Secretary